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                                                                    EXHIBIT 10.8


                              CONSULTING AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into this _1st______day of April, 2001, by and between IDMEDICAL.COM, INC., a corporation organized and existing under the laws of the State of Colorado (the "Client") and JULIARD COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York (the "Consultant").

         WHEREAS, Client is organized for the purpose of storing and supplying personal medical history, records and data on the Internet; and

         WHEREAS, Consultant is engaged in the business of providing strategic planning, business management, advertising and marketing consulting services to persons, firms and corporations; and

         WHEREAS, Client desires to retain Consultant to provide consulting services in the areas of software development, financing, advertising and marketing and Consultant is willing to provide such services.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Services. Client hereby retains Consultant as an independent consultant to Client and Consultant hereby accepts and agrees to such retention. Consultant shall render to Client services as further defined in Schedule A attached hereto.

         2. Time. Place and Manner of Performance.

                  a. Consultant shall be available for advice and counsel to Client and its representatives and agents at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant to any specific service, shall be determined in the sole discretion of Consultant. Client acknowledges that Consultant will devote such time as is reasonably necessary to perform the services described herein for Client having due regard for Consultant's obligations and commitments to Consultant's other clients for which it performs consulting services.

                  b. Performance of all services hereunder shall be performed directly by Consultant, unless otherwise permitted by the Board of Directors of Client, as evidenced by their written consent.

                  c. Consultant will report to Dr. Richard J. Schaller Jr. and Dr. Vincent E. Schaller, the joint inventors of Client's invention (U.S. Patent pending), on matters relating to software and technical development and support and, on other business and corporate matters to Richard J. Schaller Sr., Ph.D. and on financial, securities and investments, to Neil A. Cox CFO of Client and Richard J. Schaller Sr., Ph.D., President of Client.

         3. Independent Contractor. It is expressly understood and agreed that Consultant is acting as an independent contractor in performing its services hereunder.

         4. Term of Agreement. The term of this Agreement shall be for a period of six (6) consecutive months (the "Initial Term") commencing April ____1___, 2001 and ending September __30_____, 2001. Client and Consultant agree that at least thirty (30) days prior to the end of this six (6) month Initial Term that Client and Consultant will, in good faith, enter into negotiations to extend this Agreement for an additional twelve (12) month term (the "Second Term"). If an agreement cannot be reached on the "Second Term" then this agreement will terminate on September 30, 2001.

         5. Compensation. As consideration for furnishing the aforementioned services, Client shall pay to Consultant, and Consultant shall accept, the sum of five thousand ($5000.00) dollars per month, for six (6) consecutive months. The first monthly payment will be paid at the execution of this agreement. Subsequent payments will be due and payable in advance on the first day of each month. Reimbursement will be at the end of the month, as is the company policy for all officers and consultants of the company. If for financial reasons the company must implement a cost reduction program which would result in a reduction of staff and consultants then this agreement would terminate.


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         6. Expenses. Client will reimburse Consultant for all reasonable and necessary expenses and disbursements made or advanced by Consultant in furtherance of its services and performance under this Agreement. Such expenses and disbursements shall include but not be limited to: "out-of-pocket" expenses for travel, telephone, postage and over night delivery charges. However, any anticipated expense, greater than one hundred ($100.00) dollars, shall first be approved by Client, in writing, prior to being incurred or advanced by Consultant. Consultant shall invoice Client for all such expenses and disbursements and Client shall pay such invoice upon receipt thereof.

         7. No Known Conflicts. As of the execution of this Agreement, neither Consultant nor Client are aware of any claims or issues, legal or otherwise, which could create a conflict of interest between Consultant and Client.

         8. Confidentiality and Publicity.

         a. Consultant shall not disclose, without the consent of Client, any financial or business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Consultant in connection with Consultant's services hereunder, provided such information is plainly and promptly marked in writing by Client as being confidential (the "Confidential Information"). All Confidential Information shall remain the property of Client.

         b. Consultant will not be bound by the foregoing paragraph (a) in the event (i) the Confidential Information is otherwise disseminated, through no fault of Consultant, and becomes public information or (ii) Consultant is required to disclose the Confidential Information pursuant to subpoena or other judicial order.

         c. Consultant will not, during the term of this Agreement and any extensions thereof, use for publicity purposes or reveal to any third party that Client is a client of Consultant except as expressly agreed to by and between Client and Consultant. In the event that Consultant becomes legally compelled to disclose the fact that Client is a client of Consultant, the Consultant will provide Client with prompt notice of such circumstances so that Client may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Client waives compliance with the provisions of this Agreement, Consultant will furnish only such information which it is advised, by written opinion of counsel, as legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information provided. Client shall have the right, but not the obligation, to use Consultant's name in connection with Client's commercial business(es) provided that such use of Consultant's name is agreed to and approved in writing in advance by Consultant.

         9. Future Conflicts of Interest. Consultant shall be free to perform services for other persons and/or entities, including those engaged in the same or similar business as that of Client. Consultant will notify Client of Consultant's performance of consulting services for any other person or entity that could conflict with Consultant's obligations under this Agreement. Upon receiving such notice, Client may terminate this Agreement or consent to Consultant's performance of services for such other person or entity and such consent shall not be deemed a conflict of interest.

         10. Disclaimer of Responsibility for Acts of the Client. The obligations of Consultant described in this Agreement consist solely of the furnishing of services to Client as described in paragraph one (1) above. In no event shall Consultant be required by this Agreement to represent or make management decisions for Client. All final decisions with respect to acts and omissions of Client or any affiliates and subsidiaries, shall be those of the Client or its affiliates and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client, as a consequence of such acts or omissions, unless such acts or omissions are necessitated by the actions of the Consultant in the performance of its services hereunder.

         11. Limitations on Information to be Disseminated. Consultant acknowledges and the federal and state securities limitations restrict the type and kind of information that may be distributed by the Client and its agents, as well as the timing of such dissemination. Accordingly, Consultant agrees to only disseminate information provided by and authorized by Client. Dissemination of false or misleading statements, or information not provided by Client, shall constitute a breach of this Agreement.

         12. Warranties. Client and Consultant warrant, represent, and covenant to each other that:

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                  (a) Client is a corporation organized, validly existing and in good standing under the laws of the State of Colorado; (i) is duly licensed to do business in the State of Colorado and shall, during the term of this Agreement and any extensions thereof, maintain its corporate existence and good standing in the State of Colorado or such other state or states as Client shall determine and (ii) is free to enter into this Agreement and is not a party to any agreement, contract, security agreement or other commitment which would prevent Client from fulfilling its obligations hereunder.

                  (b) Consultant is a corporation organized, validly existing and in good standing under the laws of the State of New York; (i) is duly licensed to do business in the State of New York and shall, during the term of this Agreement and any extensions thereof, maintain its corporate existence and good standing in the State of New York or in such other state or states as Consultant shall determine and
                      (ii) is free to enter into this Agreement and is not a party to any agreement, contract, security agreement or other commitment which would prevent Consultant from fulfilling its obligations hereunder.

         13. Notices. Any notice, consent, designation, request or other communication under this Agreement shall be in writing and shall be considered given when sent by e-mail or fax and by US Postal Service Priority Mail or by other overnight delivery service to the parties at such address as a party may specify by notice in accordance with the provisions hereof to the other.

         14. Waiver or Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

         15. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable by either party without the written consent of the other party.

         16. Governing Law Venue and Arbitration Provision. This Agreement shall be construed under and governed by the laws of the State of Colorado. The parties hereto agree that any dispute arising directly or indirectly from this Agreement shall be settled by arbitration. In the event that Consultant and Client are unable to agree upon an arbitrator within twenty-one (21) days of a demand for arbitration, any arbitration will be conducted by the American Arbitration Association in accordance with its Rules of Commercial Arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim(s), dispute, or other matter in question would be barred by the applicable statutes of limitations.

         17. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreement(s) or covenant(s) was/were not contained herein.

         18. Survival. The Parties expressly agree that the covenants contained in paragraphs eight (8) and eleven (11) above, and the Parties' obligations thereunder, shall survive the termination of this Agreement for five years.

         19. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

         20. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrence(s) or transaction(s) hereof.

         21. Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall bear its own attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

         22. Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and


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the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.




CONSULTANT:                                CLIENT:

JULIARD COMMUNICATIONS, INC                IDMEDICAL.COM, INC.



By: : /s/ Richard J. Korn                  By: /s/ Richard J. Schaller, Sr.
     ------------------------------           ----------------------------------
     Richard J. Korn, President               Richard J. Schaller Sr., President








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                                  SCHEDULE "A"
                            SERVICES TO BE PERFORMED


1. Consultant shall provide strategic planning, business, management, advertising and marketing consulting services which shall include sales, public relations, merchandising and general business management and advisory services.

2. Consultant shall use its best efforts to secure Software Developers to develop Client's future software product(s).

3. Consultant shall use its best efforts to introduce Client's product(s) to funding sources in an effort to secure funds for Client's funding needs and requirements.

4. Consultant shall use its best efforts to introduce and promote Client's product(s) to businesses, organizations and associations and to help sign up such groups as Affiliates of Client.

5. Consultant shall use its best efforts to assist Client in the marketing, promotion, and advertising of the Client's services and software products.




CONSULTANT:                                CLIENT:

JULIARD COMMUNICATIONS, INC                IDMEDICAL.COM, INC.



By: /s/ Richard J. Korn                    By: /s/ Richard J. Schaller, Sr.
   --------------------------------           ----------------------------------
   Richard J. Korn, President                 Richard J. Schaller Sr., President



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                        AMENDMENT TO CONSULTING AGREEMENT

Amendment to Consulting Agreement dated July 10, 2001 by and between IDMEDICAL.COM, INC. ("IDMedical") and JULIARD COMMUNICATIONS, INC. ("Juliard").

WHEREAS, IDMedical and Juliard entered into a Consulting Agreement dated April 1, 2001 (the "Agreement") relating to the provision of certain services by Juliard for the benefit of IDMedical.

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Paragraph 1. Consulting Services is hereby amended to include the additional services specified in Exhibit A, attached hereto.

      2. Paragraph 5. Compensation is hereby amended to include the additional compensation specified in Exhibit B, attached hereto.

In all other respects the Agreement shall remain unchanged and the parties hereby re-publish, re-confirm, and ratify each and every provision thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment to Consulting Agreement as of the day and year first above written.













JULIARD COMMUNICATIONS, INC.        IDMEDICAL.COM, INC.


By: /s/ Richard J. Korn             By: /s/ Richard J. Schaller, Sr.
    --------------------------          ----------------------------------------
    Richard Korn, President             Richard J. Schaller Sr., President & CEO





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                                    EXHIBIT A

THE CONSULTANT AGREES TO PROVIDE THE FOLLOWING ADDITIONAL SERVICES TO THE
CLIENT:

         (1) Visual design and re-design work of the new IDMedical.com web site presently hosted at www.de-can.com/idmedical;

         (2) computer programming necessary to integrate the visual design and re-design work into and with the IDMedical.com "data base" so that the IDMedical.com web site will function properly and that visitors to the web site can sign up, enter data, and become IDMedical.com members;

         (3) computer programming necessary to fix and correct any errors and/or omissions that may exist in the Client's software or code;

         (4) privacy and security consulting, analysis and reporting of any security vulnerabilities that may exist in the Client's software or code and on the Client's servers; and

         (5) on a best effort basis seek an agreement with an advertising executive and/or advertising agency that will develop a new image for the Client to advertise and market its services.










JULIARD COMMUNICATIONS, INC.         IDMEDICAL.COM, INC.


By: /s/ Richard J. Korn              By: /s/ Richard J. Schaller, Sr.
    ---------------------------         ----------------------------------------
    Richard Korn, President             Richard J. Schaller Sr., President & CEO

                                    EXHIBIT B

UPON EXECUTION HEREOF, FOR THE ADDITIONAL SERVICES RENDERED BY THE CONSULTANT UNDER THIS AMENDMENT, THE CLIENT AGREES TO COMPENSATE THE CONSULTANT AS FOLLOWS:


         (1) The Client shall issue two hundred thousand (200,000) shares of its common stock (the "Common Stock") to the Consultant. Such stock shall be unrestricted and will not bear any restricted legend thereon or restriction(s) thereto.

         (2) The Consultant shall not sell, transfer, hypothecate or otherwise encumber the Common Stock unless and until the Client has notified the Consultant in writing that the Client approves of and is satisfied with the services provided by the Consultant. Upon notification thereof Consultant may then sell, transfer, hypothecate or otherwise encumber the common stock as and for any of the additional services specified in "Exhibit A" hereto, and the Client shall then own the rights in and to the product(s) / service(s) derived from the services specified in "Exhibit A". The Consultant will execute a general release as and for the specific product(s) / service(s) so delivered and / or so performed.

         (3) If the Client determines, in its reasonable opinion, that the services or any portion of the services performed by the Consultant are unacceptable, the Consultant shall return the Common Stock or a pro-rata amount of the Common Stock, as is mutually determined by the Client and Consultant, to the Client for cancellation by the Client.

         (4) To comply with applicable securities laws, Consultant represents and warrants to the Client that Juliard Communications, Inc. is the wholly-owned "alter ego" of Richard Korn.












JULIARD COMMUNICATIONS, INC.        IDMEDICAL.COM, INC.


By: /s/ Richard J. Korn             By: /s/ Richard J. Schaller, Sr.
    ---------------------------         ----------------------------------------
    Richard Korn, President             Richard J. Schaller Sr., President & CEO